EXHIBIT 10.05

                                 PROMISSORY NOTE
                                 ---------------

$300,000.00                                                 Inwood, New York
November 21, 2007

     FOR VALUE RECEIVED, the undersigned, Fleet Global Services, Inc., a Florida corporation ("Maker"), with principal offices located at 119 Gatlin Avenue, Orlando, Florida, does hereby promise to pay to the order of Cargo Connection Logistics Holding, Inc., a Florida corporation, with principal offices located at 600 Bayview Avenue, Inwood, New York 11096 ("Payee") or at such other place as the Payee or any holder hereof may from time to time designate, the principal sum of THREE HUNDRED THOUSAND 00/100 DOLLARS (US $300,000.00) in lawful money of the United States in immediately available funds, together with accrued and unpaid interest as set forth herein, as follows:

     1. Payment. The entire principal amount of this Note, together with all accrued interest, shall be payable November 21, 2008 (the "Maturity Date").

     2. Interest. The principal of this Note shall bear interest on the unpaid amount hereof ("Interest") at the rate of 11% per annum, computed on the basis of a 365-day year and calculated using the actual number of days elapsed since the date hereof or the date on which Interest was most recently paid, as the case may be. The Maker shall pay accrued Interest (i) on the Maturity Date and
(ii) on any date on which the entire principal amount of this Note is paid in full.

     2. Prepayment. Maker may prepay, at any time, the unpaid principal balance of this Note or any portion thereof.

     3. Events of Default. Upon the occurrence of any of the following events (each, an "Event of Default" and collectively, the "Events of Default"):

         (a) failure by Maker to pay the principal of the Note when due, whether on the date fixed for payment or by acceleration or otherwise; provided, however, that failure to pay any principal when due shall not be an Event of Default if such overdue payment is paid within thirty (30) business days of such due date; or

         (b) if Maker shall make a general assignment for the benefit of creditors or consent to the appointment of a receiver, liquidator, custodian, or similar official of all or substantially all of its properties, or any such official is placed in control of such properties, or Maker shall commence any action or proceeding or take advantage of or file under any federal or state insolvency statute, including, without limitation, the United States Bankruptcy Code or any political subdivision thereof, seeking to have an order for relief entered with respect to it or seeking adjudication as a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution, administration, a voluntary arrangement, or other relief with respect to it or its debts; or

         (c) there shall be commenced against Maker any action or proceeding of the nature referred to in paragraph (b) above or seeking issuance of a warrant of attachment, execution, distraint, or similar process against all or any substantial part of the property of Maker, which results

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in the entry of an order for relief which remains  undismissed,  undischarged or unbonded for a period of sixty (60) days;

then, in addition to all rights and remedies of Payee under applicable law or otherwise, all such rights and remedies being cumulative, not exclusive and enforceable alternatively, successively and concurrently, at its option, Payee may declare all amounts owing under this Note, to be due and payable, whereupon the then unpaid balance hereof shall forthwith become due and payable plus all costs and expenses of collection or enforcement hereof, including, but not limited to, attorneys' fees and expenses. Upon the occurrence of an Event of Default, interest on the principal amount and unpaid interest of this Note shall thereafter accrue at the lesser of 15% or the highest lawful rate permissible under applicable law (the "Default Rate").

     6.  Miscellaneous.

         (a) Maker (i) waives diligence, demand, presentment, protest and notice of any kind, (ii) agrees that it will not be necessary for any holder hereof to first institute suit in order to enforce payment of this Note and (iii) consents to any one or more extensions or postponements of time of payment, release, surrender or substitution of collateral security or forbearance or other indulgence, without notice or consent. The pleading of any statute of limitations as a defense to any demand against Maker is expressly hereby waived.

         (b) All payments shall be made into such account or accounts as the Payee may from time to time specify for that purpose. All payments to be made to the Payee under this Note shall be made free and clear of and without deduction for or on account of any tax, withholding, charges, set-off or counterclaim.

         (c) All notices, demands, requests and other communications required or otherwise given under this Note shall be in writing and shall be deemed to have been duly given if: (i) delivered by hand against written receipt therefor, (ii) forwarded by a third party company or governmental entity providing delivery services in the ordinary course of business which guarantees delivery the following business day, (iii) mailed by registered or certified mail, return receipt requested, postage prepaid, or (iv) transmitted by facsimile transmission electronically confirmed for receipt, in full, by the other party no later than 5:00 pm, local time, on the date of transmission, addressed as follows:

         If to Maker to:      Fleet Global Services, Inc
                              101 Gatlin Avenue
                              Orlando, Florida 32806
                              Attn: Mack Fulmer
                              Tel: (407) 240-0301
                              Fax: (407) 240-1715

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         If to Payee to:      Cargo Connection Logistics Holding, Inc.
                              600 Bayview Avenue
                              Inwood, New York 11096
                              Attn: Scott Goodman
                              Tel: (516) 239-7000
                              Fax: (516) 239-2508

         With copies to:      Davidoff Malito & Hutcher LLP
                              200 Garden City Plaza, Suite 315
                              Garden City, New York 11530
                              Attention:  Neil M. Kaufman
                              Tel: (516) 248-6400
                              Facsimile: (516) 248-6422

or at such other address as such party shall have furnished to each of the other parties hereto in accordance with this Section 6(c). Each such notice, demand, request or other communication shall be deemed given (i) on the date of such delivery by hand, (ii) on the first business day following the date of such delivery to the overnight delivery service or facsimile transmission, or (iii) three (3) business days following such mailing.

         (e) The provisions of this Note may not be changed, modified or terminated orally, but only by an agreement in writing signed by the party to be charged, nor shall any waiver be applicable except in the specific instance for which it is given.

         (f) This Note shall be governed by and construed, and all rights and obligations hereunder determined, in accordance with the laws of the State of New York without regard to the conflicts of laws principles thereof and shall be binding upon the successors and assigns of Maker and inure to the benefit of the Payee, its successors, endorsees and assigns.

         (g) If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions shall in no way be affected thereby.

         (h) Whenever used herein, the terms "Maker" and "Payee" shall be deemed to include their respective successors and permitted assigns.


                           [SIGNATURE PAGE TO FOLLOW]


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     IN WITNESS  WHEREOF,  this Note has been executed and delivered on the date first written above by the duly authorized representative of the Maker.


                                       FLEET GLOBAL SERVICES, INC.

                                       For Fleet Global Service, Inc.
                                  By:     /s/ Cassandra Fulmer Everett
                                      ------------------------------------
                                      Name:  Cassandra Fulmer Everett
                                      Title: President


Attest by:      /s/ Alan B. Cumbee
           -----------------------------
(Print Name)      Alan B. Cumbee

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